Exhibit 10.14

[CIT]

June 30, 2004

SECOND AMENDMENT TO CREDIT APPROVED
RECEIVABLES PURCHASING AGREEMENT

KP Sports, Inc.
1020 Hull Street, 3rd Floor
Baltimore, Maryland  21230

Ladies and Gentlemen:

Reference is hereby made to the Credit Approved Receivables Purchasing Agreement, dated December 21, 2001, as amended (the “Agreement”), between KP Sports, Inc., a Maryland corporation, and The CIT Group/Commercial Services, Inc., a New York corporation.  The Agreement shall be amended as follows:

A.            The first sentence of Paragraph B of the Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“You hereby sell, assign and transfer to us as absolute owner all of your Approved Receivables subject to the perfected securities interest granted by you to us and any perfected security interest granted by you to any other person as permitted by us pursuant to Section 4.4 of that certain Amended and Restated Accounts Receivable Financing Agreement, dated as of June 30, 2004, between you and us (as the same may be amended, modified, restated or supplemented from time to time, the “Financing Agreement”) in such Approved Receivables.”

B.            Paragraph 9 of the Agreement is hereby amended by deleting the phrase “that certain Accounts Receivable Financing Agreement, dated as of June 20, 2001, between you and us (as amended, modified or restated from time to time, the “Financing Agreement”)” contained therein and substituting in lieu thereof the phrase “the Financing Agreement”.

Except as herein specifically provided, the Agreement remains in full force and effect in accordance with its terms and no other changes in the terms or provisions of the Agreement are intended or implied.  This amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.  If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/COMMERCIAL
SERVICES, INC.

By:	/s/ Dan Upchurch
Name:	Dan Upchurch
Title:	V.P.

Read and Agreed to:

KP SPORTS, INC.

By:	/s/ Wayne A. Marino
Name:	Wayne A. Marino
Title:	Chief Financial Officer